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                                                                    EXHIBIT 23.8

                    CONSENT OF PACIFIC GROWTH EQUITIES, INC.

We hereby consent to the inclusion of our opinion dated April 21, 2003 to the Board of Directors of Verso Technologies, Inc. ("Verso") included as Appendix C in the proxy statement/prospectus of Verso ("Proxy Statement/Prospectus"), which forms a part of the Amendment No. 1 to the Registration Statement on Form S-4 relating to the proposed merger of Mickey Acquiring Sub., a wholly owned subsidiary of Verso into MCK Communications, Inc. and to the references to Pacific Growth Equities, Inc., our opinion of April 21, 2003 and our oral bringdown of June 16, 2003 in the Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                       /s/ PACIFIC GROWTH EQUITIES, INC.



August 25, 2003